UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 24, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-49629

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of Principal Executive Offices, Including Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
On May 24, 2013, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”), its wholly-owned subsidiary, Schneider Power Inc. (“SPI) and certain wholly-owned subsidiaries of SPI entered into a Purchase Agreement (the “Purchase Agreement”) with Sierra Nevada Power (Ontario) Ltd. (the “Purchaser”) for the sale and purchase of a 10 MW wind farm development project (the “Trout Creek Project”) located in Ontario, Canada.
The sale of the Trout Creek Project will occur in two phases. The first phase (“Phase 1”) will result in the purchaser acquiring 74.9% of the ownership interests in the Trout Creek Project for an aggregate purchase price of Canadian Dollar (CAD) $1,207,959, of which CAD $971,250 will be paid in cash on the closing of Phase 1 and CAD $236,709 will be paid by the purchaser’s assumption of certain Trout Creek Project liabilities. The second phase (“Phase 2”) will result in the purchaser acquiring the remaining 25.1% of the ownership interest in the Trout Creek Project (the “25% Interest”) for a purchase price of CAD $1,143,750 upon the exercise by the purchaser of an irrevocable option to purchase the 25% Interest (the “Purchase Option”). The Purchase Option will be granted to the purchaser upon the closing of Phase 1 and must be exercised if and when the development of the Trout Creek Project is completed and the wind farm begins commercial operation.

Phase 1 is expected to close in approximately 4 to 6 weeks, subject to the parties’ satisfaction or waiver of customary closing conditions and the parties’ receipt from the Ontario Power Authority (the “OPA”) of an acknowledgement that an event of default under the the Feed-In-Tariff contract issued by the OPA in connection with the Trout Creek Project has not occurred or, if an event of default has occurred, a waiver from the OPA of such event of default. Phase 2 is expected to close within approximately 18 to 24 months, subject to (among other things) the Trout Creek Project achieving commercial operation.

Pursuant to the terms of the Purchase Agreement, following the closing of Phase 1, the purchaser will be solely responsible for all development costs and expenses related to the Trout Creek Project.

The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions and the parties’ receipt from the Ontario Power Authority (the “OPA”) of an acknowledgement that an event of default under the the Feed-In-Tariff contract issued by the OPA in connection with the Trout Creek Project has not occurred or, if an event of default has occurred, a waiver from the OPA of such event of default. The Purchase Agreement also contains customary representations, warranties, covenants and mutual indemnification.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.1.
The Company’s press release, dated May 29, 2013, announcing the sale of the Trout Creek Project is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Purchase Agreement, dated May 24, 2013, by and among Quantum Fuel Systems Technologies Worldwide, Inc., Trout Creek Wind Power Inc., Schneider Power Inc, Schneider Power Generation Inc. and Sierra Nevada Power (Ontario) Ltd.

99.1	Press Release dated May 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

May 31, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

20487439v2

EXHIBIT INDEX

Exhibit No.	Description

10.1
Purchase Agreement, dated May 24, 2013, by and among Quantum Fuel Systems Technologies Worldwide, Inc., Trout Creek Wind Power Inc., Schneider Power Inc, Schneider Power Generation Inc. and Sierra Nevada Power (Ontario) Ltd.

99.1	Press Release dated May 29, 2013

4